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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 13, 1997

                             Rubbermaid Incorporated
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               (Exact Name of Registrant as Specified in Charter)

     Ohio                         1-4188                   34-0628700
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(State or Other                (Commission               (IRS Employer
Jurisdiction of                File Number)             Identification No.)
Incorporation)

          1147 Akron Road, Wooster, Ohio                     44691-6000
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           (Address of Principal Executive Office)            (Zip Code)

Registrant's telephone number, including area code: (330) 264-6464
                                                   ---------------

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)




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Item 2.    Acquisition or Disposition of Assets.

           On June 13, 1997, Rubbermaid Incorporated (the "Company") completed the sale of its office products business (the "Office Products Business") to Newell Co. ("Newell"). Under the terms of the definitive agreement between the Company and Newell for the sale of the Office Products Business (the "Agreement"), Newell paid $246.5 million in cash to the Company for the stock of Rubbermaid Office Products Inc. and other stock and assets comprising the Office Products Business. The Company and Newell entered into the Agreement following a controlled auction involving additional bidders. A copy of the Agreement is attached hereto as Exhibit 2.

Item 7.    Financial Statements and Exhibits

                (a)    Not applicable

                (b)    Not applicable

                (c)    Exhibits.

                       2. Stock and Asset Purchase Agreement dated as of May 7, 1997, between Rubbermaid Incorporated and Newell Co. (as amended).


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        RUBBERMAID INCORPORATED

Date:  June 17, 1997                    By:   /s/ James A. Morgan
                                             -----------------------------
                                             James A. Morgan
                                             Senior Vice President,
                                             General Counsel and Secretary




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                                INDEX TO EXHIBITS

Exhibit                      Description of Exhibit
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2                            Stock and Asset Purchase Agreement dated as
                             of May 7, 1997, between Rubbermaid
                             Incorporated and Newell Co. (as amended).